Exhibit 99.1

TERADYNE ANNOUNCES PROPOSED OFFERING OF

CONVERTIBLE SENIOR NOTES

North Reading, Mass.—March 30, 2009 (BUSINESS WIRE)—Teradyne, Inc. (NYSE: TER) today announced that it intends to offer, subject to market conditions and other factors, $150 million aggregate principal amount of convertible senior notes due 2014, pursuant to an automatically effective registration statement filed with the Securities and Exchange Commission today. Teradyne also expects to grant the underwriters an option to purchase up to an additional $22.5 million aggregate principal amount of notes, within 13 days of the initial issuance of the notes, to cover over-allotments.

In connection with the offering, Teradyne intends to enter into convertible note hedge and warrant transactions with an affiliate of an underwriter. These transactions are expected to reduce the potential dilution to Teradyne’s common stock upon future conversions of the notes.

Teradyne expects to use the net proceeds of the offering and the proceeds of the warrant transaction to repay amounts outstanding under, and to terminate, its senior secured credit facility. In addition, Teradyne expects to use a portion of the proceeds from the offering to fund the convertible note hedge transactions. Remaining proceeds will be used for general corporate purposes.

Goldman, Sachs & Co. and Merrill Lynch & Co. are acting as joint book-running managers for the offering.

This press release is neither an offer to sell nor a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering of the notes will be made only by means of a prospectus supplement and related prospectus. Copies of the preliminary prospectus supplement and related prospectus for the offering can be obtained from the joint book-running managers for the offering at the following addresses or telephone numbers:

Goldman, Sachs & Co.: Prospectus Department, 85 Broad Street, New York, New York 10004, Fax (212) 902-9316 or email prospectus-ny@ny.email.gs.com

Merrill Lynch & Co.: 4 World Financial Center, New York, New York 10080

About Teradyne

Teradyne (NYSE:TER) is a leading supplier of Automatic Test Equipment used to test complex electronics used in the consumer electronics, automotive, computing, telecommunications, and aerospace and defense industries.

Safe Harbor Statement

This release contains forward-looking statements regarding future business prospects, our results of operations and market conditions. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance. You can identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. There can be no assurance that management’s estimates of our future results or other forward-looking statements will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates including uncertainties related to the global economy in general, including a continued or further deterioration of the semiconductor equipment market; continued volatility and further deterioration in the financial markets, including uncertainties and disruptions in credit markets and the availability of credit; decreased product demand; delays in new product introductions; lack of customer acceptance of new products; the ability to realize synergies and cost savings from the integration of Eagle Test Systems with Teradyne’s existing operations; difficulties by management in successfully implementing the cost reduction plans; unanticipated delays in or costs and expenses relating to the implementation of the cost reduction plans; the impairment of long-lived assets; and other events, factors and risks previously and from time to time disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section in the preliminary prospectus supplement and related prospectus.

Contact: Andy Blanchard V.P. Corporate Relations, 978-370-2425

Source: Teradyne, Inc.